UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 31, 2014

Graco Inc.

(Exact name of registrant as specified in charter)

Minnesota	001-09249	41-0285640
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

88 – 11th Avenue Northeast Minneapolis, Minnesota	55413
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (612) 623-6000

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On December 31, 2014, Graco Inc. and Graco Fluid Handling (C) Inc., a wholly owned subsidiary of Graco Inc., entered into a purchase and sale agreement with the holders of the equity interests in High Pressure Equipment Holdings LLC, a premium supplier of high pressure valves, fittings and tubing, for $160 million in cash, subject to customary post-closing adjustments. The closing of the acquisition is subject to customary closing conditions and is expected to close during the first quarter of 2015. The purchase and sale agreement is filed as Exhibit 2.1 to this Form 8-K, and the press release announcing the acquisition is filed as Exhibit 99.1 to this Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

2.1	Purchase and Sale Agreement, dated as of December 31, 2014, by and among High Pressure Equipment Holdings LLC, Wasserstein Partners III, LP, Wasserstein Partners III (Offshore), L.P., Wasserstein Partners III (Offshore), LTD, Audax Mezzanine Fund III, L.P., Audax Co-Invest III, L.P., Audax Trust Co-Invest, L.P., certain other Sellers, Wasserstein Partners III (GP), LP, Graco Fluid Handling (C) Inc. and Graco Inc. (excluding certain schedules and exhibits, which the Registrant agrees to furnish supplementally to the Securities and Exchange Commission upon request).

99.1	Press Release dated January 2, 2015

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

GRACO INC.

Date: January 6, 2015	By:	/s/ Karen Park Gallivan
Karen Park Gallivan
Its: Vice President, General Counsel and Secretary